Exhibit 21


                             SUBSIDIARIES OF eVISION


Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

OL Broker.Com, Inc.                                       Colorado
American Fronteer Financial Corporation                   Colorado
RAF Services, Inc. of Texas                               Texas
RAF Services, Inc. of Louisiana                           Louisiana
RAF Services, Inc.                                        Nevada
Secutron Corp.                                            Colorado
MidRange Solutions Corp.                                  Colorado
eBanker USA.com, Inc.                                     Colorado
eCredit Income Growth, Inc.                               Foreign
Corporate Net Solutions, Inc.                             Delaware
eVision Corporate Services, Inc.                          Colorado
Fronteer Asset Management Corporate, Inc.                 Delaware
eFunds Global.Com, Inc.                                   Colorado
Neuro Web, Inc.                                           Colorado
Skyhub Far East, Inc.                                     British Virgin Islands
eBiz Web Solutions, Inc.                                  Canada
Global Growth Management, Inc.                            Canada